EXHIBIT 10.2*

TERM SHEET

MGI Luxury Group - Hugo Boss

October 11, 2017

Subject to the approval of the Supervisory Board of HUGO BOSS AG this Term Sheet sets out the principal terms for an amended and restated  License Agreement between HUGO BOSS Trade Mark Management GmbH & Co. KG, Germany with its branch HUGO BOSS Trade Mark Management GmbH & Co. KG, D-Metzingen, Branch CH-Zug, Switzerland (“Hugo Boss”) and MGI Luxury Group S.A. The License Agreement will continue to remain in full force and effect with the exception of the following points which will become binding with the execution by the parties and approval of the Supervisory Board of HUGO BOSS AG and will subsequently be reflected in the amended and restated license agreement.

Licensor

HUGO BOSS Trade Mark Management GmbH & Co. KG

Dieselstrasse 12

D-72555 Metzingen

Germany

With its Branch

HUGO BOSS Trade Mark Management GmbH & Co KG

D- Metzingen Branch Ch-Zug

Baarerstr. 131

CH- 6300 Zug

Licensee	MGI Luxury Group S.A. Bahnhofplatz 2B CH-2502 Bienne Switzerland With a guarantee of the mother company Movado Group Inc.
Product(s)

Traditional Watches for Men & Women

Technology-Enabled Watches for Men & Women

(in particular Smart Watches, Software Enabled Watches and Connected Watches e.g. Display Watches, Analog-Smart Watches, Hybrid Smartwatches, Trackers)

Term

This Agreement enters into force retroactive on January 1, 2018, and, unless sooner terminated as herein provided, expires on December 31, 2023. Not later than 18 months before the final expiration of the Agreement the contracting parties shall enter into negotiations for the purpose of agreeing on an extension of this Agreement. Such extension (if any) shall be effective only upon the signature and delivery by each of the parties of a definitive written instrument extending the term of this Agreement.

Amendment of clause 17.2:

HUGO BOSS may terminate the Agreement if for two successive calendar years (beginning after calendar year 2017) only the minimum license fees are paid. In this case the notice period for termination is two months before the end of the half calendar year following the relevant time periods. For the avoidance of doubt, all payment obligations of Licensee under this Agreement shall continue during such half year period.

*   CONFIDENTIAL PORTIONS OF THIS EXHIBIT IDENTIFIED BY ASTERISK (*) HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (“1934 ACT”).

Net Sales

“Net Sales” shall mean Gross Sales of Licensed Products, sold by Licensee or its affiliates, at wholesale basis is arms-length transactions to independent retailers or distributors, Licensee Retail Stores and Licensor Retail Stores, after the deduction of:

(a) actual credits for returns that Licensee actually authorizes and receives, not exceeding in any year an amount equal to * of Licensee’s total sales of Licensed Products in such year; and

(b) actual, reasonable and normal trade discounts and allowances to independent third parties (including Licensor Retail Stores but not Licensee’s affiliates/Licensee Retails Stores), including but not limited to volume and early payment discounts that are defined as credits to a customer after delivery and that Licensee actually grants in writing to the extend auditable, not exceeding in any year an amount equal to * of Licensee’s total sales of Licensed Products in such year; and

(c) expressly excluding Marketing Spend and cooperative advertising.

Currency	CHF (except USD for additional Marketing Spendings by Movado Group Inc.)
Guaranteed Minimum Net Sales for initial term

Licensee shall pay to HUGO BOSS a minimum annual license fee each year equal to * of the amount which is * of the target Net Sales for such year under the Business Plan.

Below Guaranteed Minimum Annual Fee (Guaranteed Minimum Royalty (GMR and Guaranteed Minimum Advertising (GMA)) schedule:

	Year	Net Sales Projection (CHF)	Minimum Net Sales (CHF)	GMR (CHF)	GMA (CHF)	GMR+ GMA (CHF)
	2018	*	*	*	*	*
	2019	*	*	*	*	*
	2020	*	*	*	*	*
	2021	*	*	*	*	*
	2022	*	*	*	*	*
	2023	*	*	*	*	*
Product Royalty	All Licensed Products: * of Total Net Sales
Advertising Royalty:	All Licensed Products: * of Total Net Sales
Marketing Spend

* Marketing Contribution

New clause:

Licensee will propose a detail BTL yearly Investment plan, by investment category and country, to Licensor for approval at the latest by October of previous year, and will provide quarterly spend appraisals. The Marketing Contribution will be auditable by Licensor.

*   CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.

Licensor Retail Stores

Licensee will pay Product Royalty and Ad Royalty and give a discount of * on Products to be sold at Licensor’s owned Full-Priced retail stores. Parties will use their best efforts to ensure that Product will have a permanent presence in these stores with mutually agreed presentation standards.

Licensee will grant Licensor an annual return right of * of the Products.

Licensor Outlet Stores

Licensee will pay Product Royalty and Ad Royalty grant a discount of * on Products to be sold at Licensor’s Outlet Stores. Parties will use their best efforts to ensure that Product will have a permanent presence in these stores with mutually agreed presentation standards. There are no return rights from Licensor’s Outlet Stores.

Connected / Smart Watch Data	Customer data (excluding anonymous data) is property of HUGO BOSS
Dedicated Team	Commitment to expand the current dedicated team in addition to the existing team as shown in attached chart.
Additional Marketing Spendings	Movado Group Inc. will invest an additional * of marketing investment in 2018 to kick off the growth which will be invested as follows:

For Boss:	*
*
*
*
For Hugo :	*
*

For the following years, until 2023, Movado Group Inc will continue to invest additional funds at the same value of * yearly and a total additional investment of * to ensure driving sales and brand messaging.

MGI Luxury Group S.A.	Place, Date Paramus, NJ 11 October 2017 Printed Name Mitchell Sussis, Attorney-in-Fact Signature /s/ Mitchell Sussis
Movado Group Inc.	Place, Date Paramus, NJ 11 October 2017 Printed Name Efraim Grinberg, Chairman and CEO Signature /s/ Efraim Grinberg
HUGO BOSS	Place, Date Zug 13 October 2017 Printed Name Andrea Giacomelli Paul Daly Signature /s/ Andrea Giacomelli /s/ Paul Daly

*   CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.

Personnel 100% dedicated to HUGO BOSS watches

*

*   CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT.

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